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                                                                    Exhibit 23.5

               CONSENT OF CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.

     We hereby consent to the use of our name in the Registration Statement (Registration No. 333-101170) to be filed by Maguire Properties, Inc. on Form S-11 and the related Prospectus and any amendments thereto (collectively, the "Registration Statement"), the attachment as an exhibit to the Registration Statement of the Cushman & Wakefield of California, Inc. Market Study prepared for Maguire Properties, Inc. (the "Market Study") and the references to the Market Study wherever appearing in the eighth amendment to the Registration Statement, including but not limited to the references to our company under the headings "Prospectus Summary," "Economic and Market Overview" and "Experts" in the Registration Statement.


Dated: June 20, 2003


                                        Cushman & Wakefield of California, Inc.

                                        By: /s/ James W. Myers
                                           ------------------------------------
                                        Name:  James W. Myers
                                             ----------------------------------
                                        Title: Managing Director
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